Exhibit 99




   Sypris Reports Second Quarter Results; Cash Flow Remains Strong


    LOUISVILLE, Ky.--(BUSINESS WIRE)--July 27, 2006--Sypris Solutions, Inc. (Nasdaq/NM: SYPR) today reported revenue increased 5% to a record $132.2 million for the second quarter compared to $125.6 million for the prior year period. Net income for the second quarter of 2006 declined from $2.0 million, or $0.11 per diluted share in the prior period to a net loss of $0.4 million, or $0.02 per diluted share. Free cash flow for second quarter reached a record $21.4 million.
    For the six months ended June 30, 2006, the Company reported revenue increased 5% to a record $262.2 million compared to $249.8 million for the prior year period. Net income was $0.4 million compared to $2.6 million for the same period in 2005, while earnings per share were $0.02 per diluted share compared to $0.14 per diluted share. Earnings per share included the impact of adopting SFAS No. 123R, Share-Based Payment, which approximated $0.4 million, or $0.02 per diluted share in the first half of 2006. Free cash flow for the first half of 2006 was $24.7 million.
    "Our Industrial Group experienced unplanned equipment downtime that resulted in significant overtime, labor inefficiencies and increased material consumption during a period in which record demand required the business to be at full operational capacity. All systems have since been returned to service, but the cost of doing so under these conditions had a material impact on margins," said Jeffrey T. Gill, president and chief executive officer.
    "In addition to the headwinds experienced by our Industrial Group, our Electronics Group was impacted by a delay in shipments under certain classified programs with the U.S. Government. Unfortunately, these delays are expected to continue through the balance of this year as the various agencies work to complete the required certification processes. Once certified, we expect demand to be robust, with preliminary customer feedback indicating that initial estimates of demand are likely to be exceeded."
    "The results for the quarter and the year continue to reflect the strain and expense of working with a major customer that has filed for court protection under bankruptcy law. While we have been fortunate and have successfully collected a substantial amount of our pre-petition accounts receivable, we continue to experience program launch delays, pricing disputes and excessive external costs that are impacting both the top and bottom line. The silver lining remains the Company's strong free cash flow, which has reached a record $63.5 million over the past four quarters."

    The Industrial Group

    Revenue for our Industrial Group increased 10% to $98.5 million in the second quarter from $89.7 million for the prior year period, and increased 6.4% sequentially from the first quarter of this year. Gross profit for the quarter decreased to $4.5 million from $7.5 million for the same period in 2005, as a result of unplanned equipment downtime that resulted in significant overtime, labor inefficiencies and increased material consumption.

    The Electronics Group

    Revenue for our Electronics Group was $33.8 million in the second quarter compared to $35.9 million for the prior year period. Gross profit for the quarter was $5.9 million compared to $6.3 million for the same period in 2005, reflecting a decline in product shipments under certain classified programs with the U.S. Government.
    Revenue for the Aerospace & Defense segment was $21.9 million compared to $24.1 million for the prior year period, as program activity slowed. Revenue from the Test & Measurement segment increased to $11.9 million compared to $11.8 million for prior year period, and increased over 3% sequentially from the first quarter of this year. Gross profit for the Aerospace & Defense segment was $3.3 million, as compared to $3.4 million for the prior year period. Gross profit for the Test & Measurement segment decreased to $2.6 million from $3.0 million for the same period in 2005, due to an unfavorable shift in sales mix from product sales with higher margins to technical services sales.
    "Net orders for our Electronics Group approximated $30.7 million for the quarter, while backlog was $91.2 million," said Gill. "Despite delays inherent in the certification process for two new classified programs, the outlook remains strong for our A&D segment in 2007."

    Outlook

    Gill added, "Looking forward, we believe that it is prudent to establish a more conservative outlook for the remainder of 2006. Until we demonstrate that our Industrial Group can operate for sustained periods at capacity, our forecast for operating margins will remain at current levels. The delay in the certification of the classified programs in our Electronics Group is expected to shift as much as $20 million of shipments from 2006 into 2007, the result of which is forecast to impact revenue and earnings during the second half of 2006."
    Gill added, "We are reiterating our prior guidance from July 13, 2006 with expected revenue during the second half of 2006 in the range of $275 to $285 million and earnings are forecast to be in the range of $0.10 to $0.15 per diluted share during the second half of 2006. For the full year 2006, the revenue outlook is expected to a range of $537 to $548 million, while earnings are now forecast to be in the range of $0.12 to $0.17 per diluted share. We continue to expect free cash flow to remain strong for 2006 and consistent with the lower end of our prior guidance, which was $30 to $40 million for the year."

    Sypris Solutions is a diversified provider of technology-based outsourced services and specialty products. The Company performs a wide range of manufacturing and technical services, typically under multi-year, sole-source contracts with major corporations and government agencies in the markets for aerospace and defense electronics, truck components and assemblies, and test and measurement services. For more information about Sypris Solutions, visit its Web site at www.sypris.com.
    Each "forward-looking statement" herein is subject to serious risks and should not be relied upon, as detailed in our most recent Form 10-K and Form 10-Q and subsequent SEC filings. Briefly, we currently believe that such risks also include: cost and availability of raw materials such as steel, components, freight, natural gas or utilities; cost and inefficiencies associated with increasing our manufacturing capacity and launching new programs; stability and predictability of our costs and margins or our customers' forecasts, financial conditions, late payments, low-margin product mix, market shares, changing product requirements or scheduling demands; costs associated with breakdowns or repairs of machinery and equipment; growth beyond our productive capacity, cyclical or other downturns, adverse impacts of new technologies or other competitive pressures which erode our margins; cost, efficiency and yield of our operations including capital investments, working capital, scrap rates, cycle times, injuries, self-insured risks, wages, freight, production schedules, overtime costs, expediting costs or scrap rates; failure to make strategic acquisitions or to integrate and improve results of acquired businesses or to identify and adequately insure environmental or other risks in due diligence; inventory valuation risks due to obsolescence, shrinkage, theft, price, overstocking or underbilling; changes in government funded or other customer programs; reliance on major customers or suppliers, especially in the automotive sector where bankruptcies (such as Dana Corporation's recent filing) could result in the rejection or modification of our contracts; revised contract prices or estimates of major contract costs; dependence on, recruitment or retention of management or other key employees; union negotiations; pension valuation, health care or other benefit costs; labor relations; strikes; risks of foreign operations; currency exchange rates; costs and supply of debt, equity capital, or insurance due to poor operating or financial results, new business risks, credit ratings, debt covenant violations, contract claims, insurance conditions or regulatory developments; impairments or write-offs of goodwill or fixed assets; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; weaknesses in internal controls; costs of compliance with auditing, regulatory or contractual obligations; regulatory actions or sanctions; disputes or litigation, involving customer, supplier, creditor, stockholder, product liability or environmental claims; war, terrorism or political uncertainty; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.


                        SYPRIS SOLUTIONS, INC.
                         Financial Highlights
               (In thousands, except per share amounts)

                                                 Three Months Ended
                                                       June 30,
                                                ----------------------
                                                   2006        2005
                                                 ----------  ---------
                                                     (Unaudited)
Revenue                                         $  132,233  $ 125,602
Net (loss) income                               $     (444) $   1,981
(Loss) earnings per common share:
   Basic                                        $    (0.02) $    0.11
   Diluted                                      $    (0.02) $    0.11
Weighted average shares outstanding:
   Basic                                            18,065     18,028
   Diluted                                          18,065     18,261


                                                   Six Months Ended
                                                        June 30,
                                                ----------------------

                                                   2006        2005
                                                 ----------  ---------
                                                     (Unaudited)
Revenue                                         $  262,228  $ 249,843
Net income                                      $      412  $   2,571
Earnings per common share:
   Basic                                        $     0.02  $    0.14
   Diluted                                      $     0.02  $    0.14
Weighted average shares outstanding:
   Basic                                            18,055     17,996
   Diluted                                          18,237     18,279



                        Sypris Solutions, Inc.
                    Consolidated Income Statements
               (in thousands, except for per share data)

                             Three Months Ended    Six Months Ended
                                  June 30,            June 30,
                             ------------------ ---------------------

                                2006      2005        2006      2005
                              --------- --------    --------  --------
                                 (Unaudited)          (Unaudited)
Net revenue:
 Industrial Group            $ 98,454  $ 89,673    $190,952  $178,363
  Aerospace & Defense          21,917    24,095      47,927    48,091
  Test & Measurement           11,862    11,834      23,349    23,389
                              --------  --------    --------  --------
 Electronics Group             33,779    35,929      71,276    71,480
                              --------  --------    --------  --------
  Total net revenue           132,233   125,602     262,228   249,843
Cost of sales:
 Industrial Group              93,963    82,132     180,513   164,425
  Aerospace & Defense          18,570    20,726      40,626    42,331
  Test & Measurement            9,266     8,856      18,038    17,840
                              --------  --------    --------  --------
 Electronics Group             27,836    29,582      58,664    60,171
                              --------  --------    --------  --------
  Total cost of sales         121,799   111,714     239,177   224,596
Gross profit:
 Industrial Group               4,491     7,541      10,439    13,938
  Aerospace & Defense           3,347     3,369       7,301     5,760
  Test & Measurement            2,596     2,978       5,311     5,549
                              --------  --------    --------  --------
 Electronics Group              5,943     6,347      12,612    11,309
                              --------  --------    --------  --------
  Total gross profit           10,434    13,888      23,051    25,247
Selling, general and
 administrative                 9,632     9,113      19,551    17,666
Research and development          371       944         704     1,617
Amortization of intangible
 assets                           158       175         317       313
                              --------  --------    --------  --------
  Operating income                273     3,656       2,479     5,651
Interest expense, net           1,083     1,508       2,242     2,769
Other income, net                  (8)     (586)       (258)     (767)
                              --------  --------    --------  --------
  (Loss) income before
   income taxes                  (802)    2,734         495     3,649
Income tax (benefit) expense     (358)      753          83     1,078
                              --------  --------    --------  --------
  Net (loss) income          $   (444) $  1,981    $    412  $  2,571
                              ========  ========    ========  ========
(Loss) earnings per common
 share:
  Basic                      $  (0.02) $   0.11    $   0.02  $   0.14
  Diluted                    $  (0.02) $   0.11    $   0.02  $   0.14
Dividends declared per
 common share                $   0.03  $   0.03    $   0.06  $   0.06
Weighted average shares
 outstanding:
  Basic                        18,065    18,028      18,055    17,996
  Diluted                      18,065    18,261      18,237    18,279



                        Sypris Solutions, Inc.
                      Consolidated Balance Sheets
                 (in thousands, except for share data)

                                               June 30,   December 31,
                                                 2006         2005
                                              -----------  -----------
                                                    (Unaudited)
                   ASSETS
Current assets:
 Cash and cash equivalents                   $    26,348  $    12,060
 Accounts receivable, net                         97,168       95,432
 Inventory, net                                   73,460       79,724
 Other current assets                             29,468       26,020
                                              -----------  -----------
  Total current assets                           226,444      213,236
 Property, plant and equipment, net              168,349      176,719
 Goodwill                                         14,277       14,277
 Other assets                                     12,015       13,392
                                              -----------  -----------
  Total assets                               $   421,085  $   417,624
                                              ===========  ===========
    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                            $    92,283  $    76,567
 Accrued liabilities                              24,624       24,904
 Current portion of long-term debt                15,000           --
                                              -----------  -----------
  Total current liabilities                      131,907      101,471
Long-term debt                                    55,000       80,000
Other liabilities                                 22,248       22,419
                                              -----------  -----------
  Total liabilities                              209,156      203,890
Stockholders' equity:
 Preferred stock, par value $0.01 per share,
  975,150 shares authorized; no shares issued         --           --
 Series A preferred stock, par value $0.01
  per share, 24,850 shares authorized; no
  shares issued                                       --           --
 Common stock, non-voting, par value $0.01
  per share, 10,000,000 shares authorized; no
  shares issued                                       --           --
 Common stock, par value $0.01 per share,
  30,000,000 shares authorized; 18,317,524
  and 18,165,658 shares issued and
  outstanding in 2006 and 2005, respectively         183          182
 Additional paid-in capital                      142,761      142,111
 Retained earnings                                72,688       73,375
 Accumulated other comprehensive loss             (3,702)      (1,934)
                                              -----------  -----------
  Total stockholders' equity                     211,930      213,734
                                              -----------  -----------
  Total liabilities and stockholders' equity $   421,085  $   417,624
                                              ===========  ===========



                        Sypris Solutions, Inc.
                   Consolidated Cash Flow Statements
                            (in thousands)

                                             Six Months Ended June 30,
                                             -------------------------

                                                 2006         2005
                                              -----------  -----------
                                                    (Unaudited)
Cash flows from operating activities:
 Net income                                  $       412  $     2,571
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Depreciation and amortization                  13,678       11,900
   Other noncash items                            (1,072)       1,068
   Changes in operating assets and
    liabilities:
    Accounts receivable                           (1,814)      (6,517)
    Inventory                                      6,161      (22,490)
    Other current assets                          (3,448)       (565 )
    Accounts payable                              15,827       35,993
    Accrued liabilities                             (156)       1,230
                                              -----------  -----------
     Net cash provided by operating
      activities                                  29,588       23,190

Cash flows from investing activities:
 Capital expenditures                             (4,903)     (26,090)
 Proceeds from sale of assets                         57           29
 Changes in nonoperating assets and
  liabilities                                        431         (797)
                                              -----------  -----------
     Net cash used in investing activities        (4,415)     (26,858)

Cash flows from financing activities:
 Net change in debt under revolving credit
  agreements                                     (10,000)       7,500
 Cash dividends paid                              (1,094)      (1,078)
 Proceeds from issuance of common stock              209        1,030
                                              -----------  -----------
     Net cash used in financing activities       (10,885)       7,452
                                              -----------  -----------
Net increase in cash and cash equivalents         14,288        3,784
Cash and cash equivalents at beginning of
 period                                           12,060       14,060
                                              -----------  -----------
Cash and cash equivalents at end of period   $    26,348  $    17,844
                                              ===========  ===========



    CONTACT: Sypris Solutions, Inc.
             T. Scott Hatton, 502-329-2000